Exhibit 10.1

FARM-OUT ASSIGNMENT
OF CORRECTION
(Correcting prior Assignments dated October 4, 2007
and December 10, 2007)

THIS FARM-OUT ASSIGNMENT OF CORRECTION made and entered into this the 18th day of June, 2008, by and between K & D ENERGY, a Kentucky Partnership, by Partners, Danny Thomasson, of P. O. Box 360, Bremen, Kentucky 42325, and Keith Conn, 85 Tyson Lane, Dunmore, Kentucky 42339, being all partners in the partnership, hereinafter ASSIGNOR and KY USA ENERGY, INC., C/O Steve Eversole, 321 Somerset Road, London, Kentucky 40741, hereinafter ASSIGNEE;

WITNESSETH: Whereas, ASSIGNOR owns certain oil and gas leases in West Central, Kentucky, more specifically described hereinafter and desire to do this Farm-Out Assignment to ASSIGNEE to form a core basis for a publicly traded company so that money can be raised to fully develop the project from which ASSIGNOR will receive a carried working interest and by their signatures below the parties agree to this Assignment on the following terms and conditions:

WITNESSETH: WHEREAS ASSIGNOR executed and delivered to ASSIGNEE a “Farm-Out Assignment” dated October 4, 2007 and recorded as follows:

Christian County, Kentucky Lease Book 43, page 484;
Muhlenberg County, Kentucky Lease Book 94, page 697;
Todd County, Kentucky Lease Book 22, page 700;

and a “Supplemental Farm-Out Assignment” dated December 10, 2007 and recorded as follows:

Christian County, Kentucky Lease Book 43, page 514;
Muhlenberg County, Kentucky Lease Book 95, page 27;
Todd County, Kentucky Lease Book 22, page 705; and,

WHEREAS, Paragraph #5 of the above Farm-Out Assignment dated October 4, 2007 incorrectly indicates a first right to drill oil above the New Albany Shale (Devonian) is being assigned to ASSIGNEE with a reversion to ASSIGNOR of any undrilled locations above the New Albany Shale that appear favorable. This correction is being executed to delete all rights of production for oil and gas above the New Albany Shale. ASSIGNEE is receiving the rights to produce the New Albany Shale and all deeper formations for both oil and gas; and,

WHEREAS some requirements for the original Farm-Out Assignment have already been met, such as payment and extension of the Walker and Lacefield/Taylor Leases, this Assignment is corrected and re-executed as follows:

1.
ASSIGNOR does hereby Farm-Out Seventy-Five Percent Net Revenue Interest (75% N.R.I.) In and to 2099 acres, comprised of nine (9) separate mineral leases, to ASSIGNEE. The farm-out interest is hereby granted as One Hundred Percent Working Interest (100% W.I.); thereby ASSIGNEE will pay 100% of the drilling, completion, and operation costs to earn their 75% NRI.

2.	The purchase price for the subject leaseholds has been delivered to ASSIGNOR’S Bank Account of choice via wire-transfer (EFT).

3.
ASSIGNEE must continue drilling to retain their Farmed-In rights. They must drill a minimum of twelve (12) New Albany Shale wells per year, until all locations have been developed on the available acreage, to maintain their rights.

4.
This assignment pertains to the New Albany shale and all formations beneath it for all hydrocarbons. All formations above the new Albany shale are reserved for ASSIGNOR. Should conflict ever occur in the development of the leases on matters such as well location, location of roads, infrastructure and similar matters, the rights assigned herein shall be superior to the rights retained by ASSIGNOR.

5.
ASSIGNEE will have the option to contract ASSIGNOR for management of drilling and completion operations, and shall receive $10,000.00 per well for this service, due at the commencement of drilling activities.

6.
ASSIGNOR shall have the right to sell gas from any of its pre-existing gas wells on the project acreage, including the new Slinker #1 well, into the natural gas gathering line network that ASSIGNEE will construct without being assessed any fees, including but not limited to transportation, compression, or scrubbing of said gas. This right shall also extend to any shallow wells drilled in the future by ASSIGNOR at its own expense.

7.
ASSIGNEE shall maintain General Liability Insurance at all times during the project, and shall name as Additionally Insured: ASSIGNOR and its successors and assigns in these leases, as well as Mr. Danny Thomasson and Mr. Marvin K. Conn as individuals. The General Liability Insurance policy shall provide the following minimum coverage limits: General Aggregate $2 Million; General Liability $1 Million; Products and Completed Operations $1 Million; Environmental Spills & Cleanup $1 Million; and Medical Payments $10,000.

8.	ASSIGNEE shall be responsible for all legal work associated with obtaining a Title Opinion for the subject leaseholds.

9.	ASSIGNEE shall assume responsibility for all land and crop damages arising from drilling or production activities such as road & location construction, spills, etc.

10.
ASSIGNEE shall assume responsibility for the maintenance of the leasehold property and infrastructure including roads, gates, etc.; insofar as said maintenance shall extend only to that leasehold infrastructure that will be utilized or created as a result of this agreement. This clause shall take affect on the date of closing of this agreement and the leasehold infrastructure, with all pre-existing structures and improvements shall be transferred “as-is” on that day.

NOW, THEREFORE, for and in consideration of the above terms and conditions, and one dollar ($1.00) plus other good and valuable considerations, the receipt and sufficiency of which are acknowledged, the ASSIGNOR does hereby bargain, transfer and assign to ASSIGNEE the following described Oil and Gas Leases:

Lease Name	County	Lease Book/Page	Date	Acreage

Lakefield/Taylor	Muhlenberg	94/83 & 94/452	10/18/07	130
& 94/734
Freda/Jeff Johnston	Todd	22/697	10/08/07	323
Freda/Jeff Johnston	Christian	43/464	10/08/07	326
Milda Walker (William Walker)	Todd	22/672	4/25/07	184
Michael Slinker	Muhlenberg	94/332 (Lease)
		94/537 (Extension)	6/30/06	187
Billy Johnston	Christian	43/137	7/1/04	130
Billy Johnston	Todd	22/430	7/1/04
Golden Eagle/Walter	Todd	22/258 & 22/318	4/16/01	80
Francis/Grace	Christian	41/263	10/21/92	200
Hunter/Wells	Christian	41/23 & 41/19 &		543
		41/19

TO HAVE AND TO HOLD unto ASSIGNEE, its successors and assigns, a 75% Net Revenue Interest as the 100% Working Interest in above described leases, subject to all the aforesaid terms and conditions, as well as all terms and conditions in the original leases with only such Warranty of title as ASSIGNOR actually possesses.

ASSIGNOR does warrant that there are no undisclosed material defects in the above leases of which ASSIGNOR is aware and the ASSIGNOR has taken no action or made no omissions in actions that would render any of the above leases invalid or of no effect.

ASSIGNEE by signature below acknowledges the changes in the original assignment set out herein.

WITNESS the signatures of the parties hereto on this the 18th day of June, 2008.

K & D ENERGY, Assignor

BY:
DANNY THOMASSON, Partner

BY:
KEITH CONN, Partner

KY USA ENERGY, INC., Assignee

BY:
STEVE EVERSOLE, President

COMMONWEALTH OF KENTUCKY

COUNTY OF____________________

SIGNED AND ACKNOWLEDGED to before me by K & D ENERGY, Assignor, by and through its partner, DANNY THOMASSON, who personally appeared before me and known to me or satisfactorily identified by me, to be his free act and deed, on this the _____ day of June, 2008.

NOTARY PUBLIC - State at Large - KY

My Commission Expires:

COMMONWEALTH OF KENTUCKY

COUNTY OF ______________

SIGNED AND ACKNOWLEDGED to before me by K & D ENERGY, Assignor, by and through its partner, KEITH CONN, who personally appeared before me and known to me or satisfactorily identified by me, to be his free act and deed, on this the _______ day of June, 2008.

NOTARY PUBLIC - State at Large - KY

My Commission Expires:

COMMONWEALTH OF KENTUCKY

COUNTY OF ______________

SIGNED AND ACKNOWLEDGED to before me by KY USA ENERGY, INC., Assignee, by and through STEVE EVERSOLE, President, who personally appeared before me or satisfactorily identified by me, to be the corporation’s free act and deed, on this the ____ day of June, 2008.

NOTARY PUBLIC - State at Large - KY

My Commission Expires:

THIS INSTRUMENT PREPARED BY:

BASIL LAW FIRM
231 West Main Street
Glasgow, Kentucky 42141
Phone: 270-651-9822
Facsimile: 270-651-8026

DANNY J. BASIL
Attorney at Law

BONNIE’S DOCS/OIL & GAS FOLDER/KYUSA(FARMOUT ASSIGNMENT)
REVISED 6/18/08 @ 3:00 P.M. (CDT)